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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

1.   Calico Technology, UK, Ltd

2.   Calico Japan KK

3.   Calico Commerce, GmBH

4.   Calico Commerce France, SA

5.   Calico Software India Pvt., Ltd.